Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77987; 2-77988; 2-85545; 33-24530; 33-52072; 333-31289; 333-71243; 333-71245; 333-35396; 333-52518; 333-75698; 333-116393; 333-123531; 333-124711; 333-135977; 333-143377; 333-145805; 333-157661; and 333-165035) and Form S-3ASR (No. 333-174636) of Applied Materials, Inc. of our report dated November 22, 2010 relating to the financial statements of Varian Semiconductor Equipment Associates, Inc., which appears in this Current Report on Form 8-K of Applied Materials, Inc. dated November 15, 2011.

PricewaterhouseCoopers LLP

Boston, MA

November 15, 2011